                                                                      EXHIBIT 11

                                                                     PAGE 1 OF 2
                         MARRIOTT INTERNATIONAL, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                   Computation of Primary Earnings Per Share
                  -----------------------------------------

                                                                        1996    1995    1994
                                                                       ------  ------  ------

Net income ..........................................................  $  306  $  247  $  200
                                                                       ======  ======  ======
Shares -
   Weighted average number of shares outstanding.....................   127.4   124.7   125.5
   Assuming distribution of shares reserved under employee
     stock purchase plan, based on withholdings to date, less
     shares assumed purchased at average market price................     0.2     0.2     0.1
   Assuming distribution of shares granted under employee
     stock option plan, less shares assumed purchased at
     average market price............................................     4.5     3.6     3.1
   Assuming distribution of shares granted under deferred
     stock incentive plan, less shares assumed purchased at
     average market price............................................     3.1     3.4     3.6
                                                                       ------  ------  ------
                                                                        135.2   131.9   132.3
                                                                       ======  ======  ======

Primary Earnings Per Share...........................................  $ 2.26  $ 1.87  $ 1.51
                                                                       ======  ======  ======

                                                                      EXHIBIT 11

                                                                     PAGE 2 OF 2
                         MARRIOTT INTERNATIONAL, INC.
                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
                   ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                Computation of Fully Diluted Earnings Per Share
                -----------------------------------------------

                                                                       1996    1995    1994
                                                                      ------  ------  ------
Earnings -
   Net income......................................................   $  306  $  247  $  200
   After-tax interest expense on convertible subordinated debt.....        6       -       -
                                                                      ------  ------  ------
   Net income for fully diluted earnings per share.................   $  312  $  247  $  200
                                                                      ======  ======  ======
Shares -
   Weighted average number of shares outstanding...................    127.4   124.7   125.5
   Assuming distribution of shares reserved under employee stock purchase plan, based on withholdings to date, less shares
     assumed purchased at greater of average or ending market
     price.........................................................      0.3     0.2     0.1
   Assuming distribution of shares granted under employee stock option plan, less shares assumed purchased at greater of
     average or ending market price................................      4.7     4.0     3.1
   Assuming distribution of shares granted under deferred stock incentive plan, less shares assumed purchased at greater of
     average or ending market price................................      3.1     3.4     3.6
   Assuming issuance of common shares upon conversion of
     convertible subordinated debt.................................      3.7       -       -
                                                                      ------  ------  ------
                                                                       139.2   132.3   132.3
                                                                      ======  ======  ======

Fully Diluted Earnings Per Share...................................   $ 2.24  $ 1.87  $ 1.51
                                                                      ======  ======  ======